EXHIBIT 23.2


                    November 17, 2003


                         CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT


As an Independent Chartered Accountant, I hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Magnum d'Or Resources Inc. of my Audit Report dated December 18, 2002 included in the Form 10-KSB annual report of Digital World Cup. Inc.
and to all references to my Firm included in this registration statement.


Yours Truly,
                         ______________/S/__MacCallum Horn______
                       MacCallum Horn Chartered Accountants





November 17, 2003